EXHIBIT 99.1

News Release

First Solar, Inc. Announces First Quarter 2020 Financial Results
•Net sales of $532 million
•Net income per share of $0.85
•Cash, restricted cash, and marketable securities of $1.6 billion, net cash of $1.1 billion
•1.1 GWDC of bookings since prior earnings call, including 0.7 GWDC of systems bookings
•Fleet-wide capacity utilization of over 100% during March and April
•Withdraws previous full-year 2020 financial and operational guidance
•Issues full-year 2020 module production, operating expenses, and capital expenditure guidance

TEMPE, Ariz., May 7, 2020 – First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the first quarter ended March 31, 2020 and provided an update on its response to the COVID-19 pandemic. During the first quarter of 2020, the Company responded to the COVID-19 global health crisis, swiftly implementing measures designed to protect the well-being of its associates and to ensure that its technology is safely manufactured and delivered to its customers.

“In meeting the clean energy needs of the global economy, we will continue to balance our top priority of safety with delivering value to each of our stakeholders,” said Mark Widmar, CEO of First Solar.

“We recognize the challenges that our associates and their families are facing in these uncertain times, and are very proud of the dedication, focus, and commitment that we have witnessed from each First Solar associate over the past two months. It is during challenging times like these that our culture of agility, collaboration, and accountability shines through.”

“Despite the uncertain economic environment, demand for our Series 6 product remains strong, as evidenced by the 1.1 GWDC of net-bookings since our prior earnings call. We continue to meet this demand with well-coordinated operational execution from our diverse Series 6 manufacturing footprint in Ohio, Malaysia, and Vietnam.”

Net sales for the first quarter were $532 million, a decrease of $867 million from the prior quarter, primarily due to lower systems revenue from U.S. project sales during the quarter and record module shipments during the fourth quarter of 2019.

The Company reported first quarter net income per share of $0.85, compared to a net loss per share of $(0.56) in the fourth quarter of 2019.

Cash, restricted cash, and marketable securities at the end of the first quarter decreased to $1.6 billion from $2.3 billion at the end of the prior quarter, primarily due to the payment of the class action litigation settlement, Series 6 capital expenditures (which were primarily related to the second Series 6 factory in Malaysia), a decrease in deferred revenue associated with ITC safe harbor module purchase orders, and prepayment for components included in the module bill of materials.

www.firstsolar.com

Withdrawing Previous Full-Year 2020 Financial and Operational Guidance

As of the date of this release, the Company and its financial results have not been materially impacted by COVID-19. However, given the significant uncertainty regarding the severity and duration of the COVID-19 pandemic and its impact on the Company’s operations and financial results, as well as on energy and capital markets, the Company is withdrawing its full-year 2020 guidance.

Updated Full-Year 2020 Module Production, Operating Expenses, and Capital Expenditure Guidance

The Company is providing limited guidance that it believes is largely within its control at this time.

•Module production: 5.9 GWDC, including 5.7 GWDC of Series 6 and 0.2 GWDC of Series 4
•Operating expenses: $340 to $360 million (including $50 to $60 million of start-up expenses)
•Capital expenditures: $450 to $550 million

Conference Call Details

First Solar has scheduled a conference call for today, May 7, 2020 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com.

Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s first quarter financial results and financial outlook.

An audio replay of the conference call will be available through Thursday, May 14, 2020 and can be accessed by dialing +1 (800) 585-8367 if you are calling from within the United States or +1 (416) 621-4642 if you are calling from outside the United States and entering the replay pass code 1286184. A replay of the webcast will also be available on the Investors section of the Company’s website approximately five hours after the conclusion of the call and remain available for 90 days.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar solutions, which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements, which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: net sales, gross margin, operating expenses, operating income, earnings per share, loss per share, net cash balance, capital expenditures, shipments, bookings, production, products and our business and financial objectives for 2020. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those

www.firstsolar.com

expressed or implied by these statements. These factors include, but are not limited to: the severity and duration of the COVID-19 pandemic, including its potential impact on our business, results of operations, and financial condition; structural imbalances in global supply and demand for PV solar modules; the market for renewable energy, including solar energy; our competitive position and other key competitive factors; reduction, elimination, or expiration of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; our ability to execute on our long-term strategic plans; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; interest rate fluctuations and both our and our customers’ ability to secure financing; the creditworthiness of our off-take counterparties and the ability of our off-take counterparties to fulfill their contractual obligations to us; the ability of our customers and counterparties to perform under their contracts with us; the satisfaction of conditions precedent in our project sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; our ability to successfully develop and complete our systems business projects; our ability to convert existing production facilities to support new product lines, such as Series 6 module manufacturing; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects resulting from pending litigation, including the opt-out action against us; future collection and recycling costs for solar modules covered by our module collection and recycling program; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cyber-attacks or other breaches of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to attract and retain key executive officers and associates; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission. You should carefully consider the risks and uncertainties described in these reports.

Contacts

First Solar Investors
investor@firstsolar.com

First Solar Media
media@firstsolar.com

www.firstsolar.com

FIRST SOLAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$929,355	$1,352,741
Marketable securities (amortized cost of $586,628 and allowance for credit losses of $215 at March 31, 2020)	579,340	811,506
Accounts receivable trade	293,612	476,425
Less: allowance for credit losses	(3,331)	(1,386)
Accounts receivable trade, net	290,281	475,039
Accounts receivable, unbilled and retainage	122,332	183,473
Less: allowance for credit losses	(1,223)	—
Accounts receivable, unbilled and retainage, net	121,109	183,473
Inventories	479,792	443,513
Balance of systems parts	44,718	53,583
Project assets	403	3,524
Prepaid expenses and other current assets	302,845	276,455
Total current assets	2,747,843	3,599,834
Property, plant and equipment, net	2,244,175	2,181,149
PV solar power systems, net	470,709	476,977
Project assets	388,511	333,596
Deferred tax assets, net	213,600	130,771
Restricted marketable securities (amortized cost of $242,156 and allowance for credit losses of $30 at March 31, 2020)	246,410	223,785
Goodwill	14,462	14,462
Intangible assets, net	63,918	64,543
Inventories	182,259	160,646
Other assets	377,254	329,926
Total assets	$6,949,141	$7,515,689
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$173,762	$218,081
Income taxes payable	8,287	17,010
Accrued expenses	296,796	351,260
Current portion of long-term debt	81,807	17,510
Deferred revenue	136,998	323,217
Accrued litigation	13,000	363,000
Other current liabilities	21,785	28,130
Total current liabilities	732,435	1,318,208
Accrued solar module collection and recycling liability	138,009	137,761
Long-term debt	390,588	454,187
Other liabilities	519,487	508,766
Total liabilities	1,780,519	2,418,922
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 105,905,580 and 105,448,921 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	106	105
Additional paid-in capital	2,844,055	2,849,376
Accumulated earnings	2,408,111	2,326,620
Accumulated other comprehensive loss	(83,650)	(79,334)
Total stockholders’ equity	5,168,622	5,096,767
Total liabilities and stockholders’ equity	$6,949,141	$7,515,689

www.firstsolar.com

FIRST SOLAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net sales	$532,124	$1,399,377	$531,978
Cost of sales	441,786	1,065,822	531,866
Gross profit	90,338	333,555	112
Operating expenses:
Selling, general and administrative	58,587	55,643	45,352
Research and development	25,613	25,427	21,877
Production start-up	4,482	7,351	9,522
Litigation loss	—	363,000	—
Total operating expenses	88,682	451,421	76,751
Operating income (loss)	1,656	(117,866)	(76,639)
Foreign currency (loss) income, net	(398)	(816)	172
Interest income	9,330	9,663	14,259
Interest expense, net	(6,789)	(3,048)	(10,121)
Other (expense) income, net	(2,222)	21,873	3,509
Income (loss) before taxes and equity in earnings	1,577	(90,194)	(68,820)
Income tax benefit	89,215	30,865	1,394
Equity in earnings, net of tax	(88)	(79)	(173)
Net income (loss)	$90,704	$(59,408)	$(67,599)

Net income (loss) per share:
Basic	$0.86	$(0.56)	$(0.64)
Diluted	$0.85	$(0.56)	$(0.64)
Weighted-average number of shares used in per share calculations:
Basic	105,595	105,425	105,046
Diluted	106,386	105,425	105,046

www.firstsolar.com